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                                 Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment to Registration Statement No. 33-46182 of Medusa Corporation on Form S-8 of our report dated January 23, 1995, appearing in the Annual Report on Form 10-K of Medusa Corporation for the year ended December 31, 1994, and to the reference to us as "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Cleveland, Ohio


February 15, 1996